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                                             CERTIFICATE OF AMENDMENT

                                                        OF

                                           CERTIFICATE OF INCORPORATION

                                                        OF

                                              FARADAY FINANCIAL, INC.


                                           (Pursuant to Section 242 of
                                       the Delaware General Corporation Law)




         The  undersigned,   Eric  W.  Anderson  and  Jack  A.  Thomsen,   being
respectively the President and Secretary of Faraday Financial, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by amending Article FOURTH in its entirety, to read as follows:

                           FOURTH:  The total  number  of shares of all  classes
                  which the Corporation is authorized to have outstanding is Twenty One Million (21,000,000) shares of which stock Twenty Million (20,000,000) shares in the par value of $.001 each, amounting in the aggregate of Twenty Thousand Dollars
                  ($20,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. The board of directors is authorized to effect any forward or reverse stock split without the approval of stockholders. The rights of preferred stock shall be as follows:

                  (1) Series A Non-Convertible Preferred Stock. There is hereby authorized a series of preferred stock to be designated Series A Non-Convertible Preferred Stock, having the following rights, powers, preferences, qualifications, limitations and restrictions.

                           (a)      Number.  The number of shares constituting
the Series A Non-
                  Convertible Preferred Stock shall be One (1) Share.

                           (b)      Dividend Rights.  The holders of Series A
Non-Convertible
                Preferred Stock shall not be entitled to receive any dividends.

                           (c)      Redemption.  The Series A Non-Convertible
 Preferred Stock may
                  not be redeemed.


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                           (d) Liquidation Rights. In the event of any voluntary
                  or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Non-Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation $1.00 per share, all of which shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of common stock in connection with such liquidation, dissolution, or winding up. Each share of Series A Non-Convertible Preferred Stock shall
                  rank  on  a  parity   with   each   other   share  of   Series
                  Non-Convertible   Preferred   Stock,   with   respect  to  the
                  respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution, or winding up of the Corporation. After the payment or the setting apart of payment to the holders of Series Non-Convertible Preferred Stock of the preferential amount so payable to them, the holders of common stock shall be entitled to receive, ratably, all remaining assets of the Corporation.

                           (e) Voting Rights. The holders of Series A Non-Convertible Preferred Stock shall vote as a class with the holders of common stock on any matter submitted to the holders of common stock. Holders of the Series A NonConvertible Preferred Stock shall be entitled to two million (2,000,000) votes per share (the "Voting Rights").

                           (A)      Stock Splits and Combinations.  If the
 Corporation shall at any
                                    -----------------------------
                                    time subdivide the outstanding shares of
common stock without an
                                    equivalent subdivision of the Series A
 Non-Convertible Preferred
                                    Stock, the Voting Rights then in effect
immediately before that
                                    subdivision shall be proportionately
increased, and, if the
                                    Corporation shall at any time combine the
 outstanding shares of
                                    common stock without an equivalent
 combination of the Series A
                                    Non-Convertible Preferred Stock, the
Voting Rights then in effect
                                    immediately before that combination shall be
 proportionately
                                    decreased.  Any adjustment under this
 subsection shall become
                                    effective at the close of business on the
 date the subdivision or
                                    combination becomes effective.  A dividend
on any security of the
                                    Corporation payable in common stock of the
Corporation shall be
                                    considered a subdivision of common stock
 for purposes of this
                                    subsection (e)(A) at the close of business
on the record date for the
                                    determination of holders of any security
entitled to receive such
                                    dividend.


                           (B) Reclassification, Exchange and Substitution. If the common stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the

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                                    Voting Rights of the holders of the Series A
                                    Non-Convertible  Preferred  Stock  shall  be
                                    deemed to apply  with  respect to such class
                                    of stock; provided, however, that the number
                                    of  Voting  Rights  shall  be  increased  or
                                    decreased  proportionately so that they bear
                                    the same  percentage  of voting power to the
                                    total number of shares  outstanding  as they
                                    did  with   respect  to  the  common   stock
                                    immediately    prior    to    the    capital
                                    reorganization, reclassification, or other change.

                           (C)      Reorganizations, Mergers, Consolidations or

 Sale of Assets.  If
                                    --------------------------------------------
                                    at any time there shall be a capital
reorganization of the
                                    Corporation's common stock (other than a
subdivision,
                                    combination, reclassification or exchange of
 shares provided for
                                    elsewhere in this subsection (e) or merger
of the Corporation into
                                    another corporation, or the sale of the
 Corporation's properties and
                                    assets as, or substantially as, an entirety
 to any other person), then,
                                    as a part of such reorganization, merger or
sale, lawful provision
                                    shall be made so that the holders of the
Series A Non-Convertible
                                    Preferred Stock shall thereafter be entitled
 to receive a number of
                                    Voting Rights in proportion to the
percentage of voting power held
                                    with respect to the common stock immediately
 prior to the capital
                                    reorganization or merger or sale of assets.

                           (f) No  Impairment.  The  Corporation  will  not,  by
                  amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this subsection (1) and in the taking of all such action as may be necessary or appropriate in order to protect the Voting Rights and other rights of the holders of the Series A Non-Convertible Preferred Stock against impairment.

                           (g)      Conversion Rights.  The Series A
 Non-Convertible Preferred Stock
                  shall not be convertible into common stock or any other class of shares of the
                  Corporation.

                  (2) Other Series of Preferred Stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the remaining authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

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                  (a)      The number of shares constituting that series and the
 distinctive
                           designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h)      Any   other   relative   rights,    preferences   and
                           limitations of that series, unless otherwise provided by the certificate of determination.

         2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the stockholders by the written consent of the stockholders holding all of the Corporation's outstanding stock entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         3. In accordance with Section 228 of the General Corporation Law of the State of Delaware, notice of the authorization and adoption of this Certificate of Amendment has been promptly given to all stockholders of the Corporation who have not consented in writing to this corporate action.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of June __, 1993 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


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                                                     Eric W. Anderson
                                                     President




                                                     Jack A. Thomsen
                                                     Secretary




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